UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2019

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1250 Wood Branch Park Dr., Suite 400
Houston, Texas 77079
 (Address of principal executive offices)

 (855) 733-3826
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Permian Basin Purchase and Sale Agreement

As previously disclosed in the Current Report on Form 8-K filed by PEDEVCO Corp. (the “Company”, “PEDEVCO”, “we” and “us”) with the Securities and Exchange Commission on January 14, 2019 (the “Form 8-K”), on January 11, 2019, the Company entered into a Purchase and Sale Agreement with Manzano, LLC and Manzano Energy Partners II, LLC (together, the “Seller”) (the “Purchase Agreement”). Pursuant to the Purchase Agreement, we (through our wholly-owned subsidiary Pacific Energy Development Corp. (“PEDCO”)) agreed to acquire certain oil and gas assets described in greater detail below (the “Assets”) from the Seller in consideration for $700,000.

On February 1, 2019, we closed the transactions contemplated by the Purchase Agreement and acquired the Assets for an aggregate of $700,000. The effective date of the acquisition was February 1, 2019.

The purchase price is subject to adjustment following closing to reflect the following: (a) expenditures by Seller which are attributable to the Assets after the effective time of the transaction (upwards); (b) proceeds attributable to the sale of hydrocarbons received by the Seller that are attributable to the Assets after the effective time of the transaction (downward if received by the Seller); (c) the amount of third party production proceeds attributable to the Assets held in suspense by Seller (downward); (d) the value of hydrocarbons in tanks at the effective time of the transaction (upward); and (e) certain other adjustments as described in greater detail in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the parties, and indemnification requirements. The Purchase Agreement also provides that the Seller shall cooperate with PEDCO and shall prepare and deliver to PEDCO all financial statements related to the operations of the Assets as may be required by applicable securities laws to be filed by PEDCO or its affiliates with the U.S. Securities and Exchange Commission (the “SEC”), and to comply with their tax and financial reporting requirements and audits.

The Assets represent approximately 22,000 leasehold acres, ownership and current operated production from 1 horizontal well currently producing from the San Andres play in the Permian Basin, ownership of 3 additional shut-in wells, ownership of 1 saltwater disposal well, and all of Seller’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production (effective as of the effective date) as described in the Purchase Agreement. The Assets are located in the San Andres play in the Permian Basin situated in eastern New Mexico, and are contiguous with the Company’s recently acquired 23,000 net leasehold acres also located in the San Andres play in the Permian Basin situated in eastern New Mexico as announced by the Company in its Current Report on Form 8-K filed with the SEC on September 4, 2018.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is incorporated by reference herein as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on February 4, 2019 regarding the matters discussed in Item 2.01 above.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1#
Purchase and Sale Agreement dated January 11, 2019, by and between Manzano, LLC and Manzano Energy Partners, II, LLC, as seller and Pacific Energy Development Corp., as purchaser (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by PEDEVCO Corp. with the Securities and Exchange Commission on January 14, 2019)(File No. 001-35922)

99.1*	Press Release dated February 4, 2019

* Furnished herewith.
# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that PEDEVCO Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Dr. Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

Date:  February 4, 2019

EXHIBIT INDEX

Exhibit No.	Description

2.1#
Purchase and Sale Agreement dated January 11, 2019, by and between Manzano, LLC and Manzano Energy Partners, II, LLC, as seller and Pacific Energy Development Corp., as purchaser (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by PEDEVCO Corp. with the Securities and Exchange Commission on January 14, 2019)(File No. 001-35922)

99.1*	Press Release dated February 4, 2019

* Furnished herewith.
# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that PEDEVCO Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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